Exhibit 99.1

FOR IMMEDIATE RELEASE

Tower International Reports First Quarter Results and Affirms Earnings and Free Cash Flow Outlook for 2018

LIVONIA, Mich., May 3, 2018 – Tower International, Inc. [NYSE: TOWR], a leading global manufacturer of engineered automotive structural metal components and assemblies, today announced first quarter 2018 results and affirmed its earnings and free cash flow outlook for 2018.

•	Revenue for the first quarter was $564 million compared with $498 million in the first quarter of 2017 representing a 13 percent increase.

•	Net income was $17.3 million or $0.83 per share essentially equal to the first quarter last year. As detailed below, this year’s first quarter included certain items that, in aggregate, increased results by $27 thousand. Excluding these items and comparable items in the first quarter of 2017, adjusted earnings per share amounted to $0.82, an increase of 8 percent from the $0.76 reported a year ago.

•	Adjusted EBITDA for the quarter was $53.1 million slightly ahead of the Company’s outlook and up 16 percent from $45.7 million a year ago.

•	For the quarter, net cash used by continuing operating activities was $16 million. Cash disbursed for purchases of equipment totaled $29 million resulting in Free Cash Flow of negative $45 million. This compares with negative Free Cash Flow of $72 million in the first quarter 2017.

•	Full year 2018 outlook includes:

o	Revenue of $2.15 billion, reflecting primarily net new business of $125 million and favorable foreign exchange;
o	Adjusted EBITDA of $230 million;
o	Diluted Adjusted EPS of $4.10 per share – up 9 percent from 2017; and
o	Free Cash Flow of $50 million, with strong free cash flow in the second half of the year more than offsetting the expected cash outflow in the first half of the year.

•	The Company’s outlook for second quarter 2018 includes revenue of $560 million, Adjusted EBITDA of $58 million and Diluted Adjusted Earnings Per Share of $1.08.

“Tower delivered solid financial results in the first quarter as Adjusted EBITDA and Adjusted EPS were slightly ahead of our previous outlook,” said CEO Jim Gouin.  “Revenue for the quarter increased 13 percent as Tower continues to benefit from the secular trends of outsourcing and a continued production mix shift from cars to trucks and SUVs. This mix shift helped Tower’s North American revenue to grow by 16 percent while the industry production declined by 3 percent. These trends, in combination with our solid backlog of net new business, gives us further confidence that we will continue to grow our revenue faster than the industry in total.”

Tower to Host Conference Call Today at 11 a.m. EDT

Tower will discuss its first quarter 2018 results and other related matters in a conference call at 11 a.m. EDT today. Participants may listen to the audio portion of the conference call either through a live audio webcast on the Company’s website or by telephone. The slide presentation and webcast can be accessed via the investor relations portion of Tower’s website www.towerinternational.com. To dial into the conference call, domestic callers should dial (866) 393-4576, international callers should dial (706) 679-1462. An audio recording of the call will be available approximately two hours after the completion of the call. To access this recording, please dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and reference Conference I.D. #6385526. A webcast replay will also be available and may be accessed via Tower’s website.

Non-GAAP Financial Measures

This press release includes the following non-GAAP financial measures: “adjusted EBITDA”, “adjusted EBITDA margin”, “adjusted earnings per share”, and “free cash flow”. We define adjusted EBITDA as net income/(loss) before interest, taxes, depreciation, amortization, restructuring items and other adjustments described in the reconciliations provided in this press release. Adjusted EBITDA margin represents Adjusted EBITDA divided by revenues, Adjusted earnings per share exclude certain income and expense items described in the reconciliation provided in this press release. Free cash flow is defined as cash provided by continuing operating activities less cash disbursed for purchases of property, plant and equipment. We use adjusted EBITDA, adjusted EBITDA margin, adjusted earnings per share, and free cash flow as supplements to information provided in accordance with generally accepted accounting principles (“GAAP”) in evaluating our business and they are included in this press release because they are principal factors upon which our management assesses performance and in certain instances in measuring performance for compensation purposes. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP are set forth below. The non-GAAP measures presented above are not measures of performance under GAAP. These measures should not be considered as alternatives for the most directly comparable financial measures calculated in accordance with GAAP. Other companies in our industry may define these non-GAAP measures differently than we do and, as a result, these non-GAAP measures may not be comparable to similarly titled measures used by other companies in our industry; and certain of our non-GAAP financial measures exclude financial information that some may consider important in evaluating our performance. Given the inherent uncertainty regarding mark to market adjustments of financial instruments, potential gain or loss on our Discontinued Operations, potential restructuring expenses, and expenses related to our long-term incentive compensation programs in any future period, a reconciliation of forward-looking financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP is not feasible. Consequently, any attempt to disclose such reconciliations would imply a degree of precision that could be confusing or misleading to investors. The magnitude of these items, however, may be significant.

Forward-Looking Statements and Risk Factors

This press release contains statements which constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding the Company’s projected full year earnings, cash flow and revenues, net new business backlog, business growth, adjusted EBITDA, adjusted EBITDA margin and free cash flow. The forward-looking statements can be identified by words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “project,” “target,” and other similar expressions. Forward-looking statements are made as of the date of this press release and are based upon management’s current expectations and beliefs concerning future developments and their potential effects on us. Such forward-looking statements are not guarantees of future performance. The following important factors, as well as risk factors described in our reports filed with the SEC, could cause our actual results to differ materially from estimates or expectations reflected in such forward-looking statements:

•	global automobile production volumes;
•	the financial condition of our customers and suppliers;
•	our ability to make scheduled payments of principal or interest on our indebtedness and comply with the covenants and restrictions contained in the instruments governing our indebtedness;
•	our ability to refinance our indebtedness;
•	risks associated with our non-U.S. operations, including foreign exchange risks and economic uncertainty in some regions;
•	any increase in the expense and funding requirements of our pension and other postretirement benefits;
•	our customers’ ability to obtain equity and debt financing for their businesses;
•	our dependence on our largest customers;
•	pricing pressure from our customers;
•	work stoppages or other labor issues affecting us or our customers or suppliers;
•	our ability to integrate acquired businesses;
•	our ability to take advantage of emerging secular trends;
•	risks associated with business divestitures; and
•	costs or liabilities relating to environmental and safety regulations.

We do not assume any obligation to update or revise the forward-looking statements contained in this press release.

Contact:

Derek Fiebig

Executive Director, Investor & External Relations

(248) 675-6457

fiebig.derek@towerinternational.com

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share amounts - unaudited)

	Three Months Ended March 31,
	2018	2017

Revenues	$563,506	$497,590
Cost of sales	503,660	441,290
Gross profit	59,846	56,300
Selling, general, and administrative expenses	32,234	29,225
Amortization expense	112	103
Restructuring and asset impairment charges, net	1,548	3,911
Operating income	25,952	23,061
Interest expense	5,162	453
Interest income	157	47
Net periodic benefit income	558	479
Other expense	-	575
Income before provision for income taxes and income from discontinued operations	21,505	22,559
Provision for income taxes	5,067	6,496
Income from continuing operations	16,438	16,063
Income from discontinued operations, net of tax	862	1,350
Net income	17,300	17,413
Less: Net income attributable to the noncontrolling interests	-	68
Net income attributable to Tower International, Inc.	$17,300	$17,345

Weighted average basic shares outstanding	20,556,613	20,425,216
Weighted average diluted shares outstanding	20,951,973	20,820,457

Basic income per share attributable to Tower International, Inc.:
Income per share from continuing operations	$0.80	$0.78
Income per share from discontinued operations	0.04	0.07
Income per share	0.84	0.85

Diluted income per share attributable to Tower International, Inc.:
Income per share from continuing operations	$0.79	$0.77
Income per share from discontinued operations	0.04	0.06
Income per share	0.83	0.83

Dividends declared per share	$0.12	$0.11

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands - unaudited)

	March 31,	December 31,
	2018	2017

ASSETS
Cash and cash equivalents	$65,602	$123,688
Accounts receivable, net of allowance of $1,429 and $1,385	333,695	239,319
Inventories	86,697	78,745
Assets held for sale	44,428	44,250
Prepaid tooling, notes receivable, and other	79,755	78,481
Total current assets	610,177	564,483

Property, plant, and equipment, net	554,549	535,272
Goodwill	65,732	63,665
Deferred tax asset	82,217	83,035
Other assets, net	14,762	13,642
Total assets	$1,327,437	$1,260,097

LIABILITIES AND EQUITY
Short-term debt and current maturities of capital lease obligations	$31,785	$42,048
Accounts payable	350,896	323,271
Accrued liabilities	142,547	113,949
Liabilities held for sale	17,228	17,336
Total current liabilities	542,456	496,604

Long-term debt, net of current maturities	344,218	344,738
Deferred tax liability	4,916	4,807
Pension liability	45,577	47,813
Other non-current liabilities	98,649	96,263
Total non-current liabilities	493,360	493,621
Total liabilities	1,035,816	990,225

Stockholders' equity:
Common stock	224	223
Additional paid in capital	344,968	344,153
Treasury stock	(36,882)	(36,408)
Accumulated surplus	40,699	29,712
Accumulated other comprehensive loss	(57,388)	(67,808)
Total stockholders' equity	291,621	269,872

Total liabilities and stockholders' equity	$1,327,437	$1,260,097

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands - unaudited)

	Three Months Ended March 31,
	2018	2017

OPERATING ACTIVITIES:
Net income	$17,300	$17,413
Less: Income from discontinued operations, net of tax	862	1,350
Income from continuing operations	$16,438	$16,063

Adjustments required to reconcile income from continuing operations to net cash used in continuing operating activities:
Deferred income tax provision	$3,167	$3,955
Depreciation and amortization	21,395	17,766
Non-cash share-based compensation	703	499
Pension income, net of contributions	(2,237)	(2,351)
Change in working capital and other operating items	(55,620)	(84,356)
Net cash used in continuing operating activities	$(16,154)	$(48,424)

INVESTING ACTIVITIES:
Cash disbursed for purchases of property, plant, and equipment, net	$(28,942)	$(23,909)
Net cash used in continuing investing activities	$(28,942)	$(23,909)

FINANCING ACTIVITIES:
Proceeds from borrowings	$4,009	$236,744
Repayments of borrowings	(15,966)	(192,426)
Original issuance discount	-	(1,808)
Debt financing costs	-	(4,083)
Dividend payment to Tower stockholders	(2,465)	(2,242)
Proceeds from stock options exercised	112	938
Purchase of treasury stock	(474)	(761)
Net cash provided by / (used in) continuing financing activities	$(14,784)	$36,362

Discontinued operations:
Net cash from / (used in) discontinued operating activities	$1,605	$(570)
Net cash used in discontinued investing activities	(1,212)	(406)
Net cash from / (used in) discontinued financing activities	(455)	497
Net cash used in discontinued operations	$(62)	$(479)

Effect of exchange rate changes on continuing cash and cash equivalents	$1,856	$1,185

NET CHANGE IN CASH AND CASH EQUIVALENTS	$(58,086)	$(35,265)

CASH AND CASH EQUIVALENTS:
Beginning of period	$123,688	$62,788

End of period	$65,602	$27,523

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

SEGMENT DATA AND NON-GAAP FINANCIAL MEASURE RECONCILIATIONS

(Amounts in thousands - unaudited)

Segment Data	Three Months Ended March 31,
	2018		2017
	Revenues	Adjusted EBITDA	Revenues	Adjusted EBITDA
Europe	$171,618	$8,739	$160,152	$11,176
North America	391,888	44,370	337,438	34,549
Consolidated	$563,506	$53,109	$497,590	$45,725

Adjusted EBITDA Reconciliation	Three Months Ended March 31,
	2018	2017
Net income attributable to Tower International, Inc.	$17,300	$17,345
Restructuring and asset impairment charges, net	1,548	3,911
Depreciation and amortization	21,395	17,766
Lease expense	2,450	-
Acquisition costs and other	101	75
Long-term compensation expense	1,663	912
Interest expense, net	5,005	406
Net periodic benefit income	(558)	(479)
Other expense	-	575
Provision for income taxes	5,067	6,496
Income from discontinued operations, net of tax	(862)	(1,350)
Net income attributable to noncontrolling interests	-	68
Adjusted EBITDA	$53,109	$45,725

Free Cash Flow Reconciliation	Three Months Ended March 31,
	2018	2017
Net cash provided by continuing operating activities	$(16,154)	$(48,424)
Cash disbursed for purchases of PP&E	(28,942)	(23,909)
Free cash flow	$(45,096)	$(72,333)

Net Debt Reconciliation	March 31,	December 31,
	2018	2017
Short-term debt and current maturities of capital lease obligations	$31,785	$42,048
Long-term debt, net of current maturities	352,074	352,886
Debt issue costs	(7,856)	(8,148)
Total debt	376,003	386,786
Less: Cash and cash equivalents	(65,602)	(123,688)
Net debt	$310,401	$263,098

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CERTAIN ITEMS INCLUDED IN NET INCOME

(Amounts in thousands, except per share amounts - unaudited)

	After tax		Before tax
	Three Months Ended		Three Months Ended
	March 31,		March 31,
	2018	2017	2018	2017

Income / (expense) items included in net income, net of tax:
Restructuring and asset impairment charges, net
One-time restructuring actions	$(835)	$(2,155)	$(1,115)	$(3,476)
Interest expense
Mark-to-market gain on derivative financial instruments	-	2,655	-	4,282
Other Expense
Debt refinancing costs	-	(357)	-	(575)
Discontinued operations
Income from discontinued operations	862	1,350	862	1,350
Noncontrolling interests
Net income attributable to noncontrolling interests*	-	(68)	-	(68)
Total items included in net income, net of tax	$27	$1,425

Net income attributable to Tower International, Inc.	$17,300	$17,345

Memo: Average shares outstanding (in thousands)
Basic	20,557	20,425
Diluted	20,952	20,820

Income per common share (GAAP)
Basic	$0.84	$0.85
Diluted	0.83	0.83

Diluted adjusted earnings per share (non-GAAP)	$0.82	$0.76

* Amounts attributable to noncontrolling interests of discontinued operations